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                                                                   EXHIBIT 99.01
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FOR IMMEDIATE RELEASE

                                        FOR MORE INFORMATION CONTACT:

                                        Mark C. Brown, Senior Vice President and
                                        Chief Financial Officer
                                        (703) 247-2514

                                        Sonya Udler, Vice President,
                                        Corporate Communications
                                        (703) 247-2517
                                        sonya.udler@strayer.edu

                     STRAYER EDUCATION, INC. REPORTS RECORD
              THIRD QUARTER 2005 ENROLLMENT, REVENUES AND EARNINGS

                   -- STRAYER THIRD QUARTER REVENUES UP 24% --
            -- STRAYER THIRD QUARTER DILUTED EPS OF $0.44, UP 29% --
      -- STRAYER FALL 2005 TOTAL ENROLLMENTS UP 16%, NEW STUDENTS UP 15% --
                -- STRAYER TO OPEN EIGHT NEW CAMPUSES IN 2006 --
    -- STRAYER INCREASING ANNUAL COMMON STOCK DIVIDEND FROM $0.50 TO $1.00 --

ARLINGTON, Va., October 27, 2005 - Strayer Education, Inc. (Nasdaq: STRA) today announced financial results for the three months ended September 30, 2005.
Financial highlights are as follows:

THREE MONTHS ENDED SEPTEMBER 30

o    Revenues for the three months ended September 30, 2005 increased 24% to
     $47.1 million, compared to $38.0 million for the same period in 2004, due to increased enrollment and a 5% tuition increase which commenced in
     January 2005.

o    Income from operations rose 22% to $9.6 million from $7.8 million for the same period in 2004. Operating income margin was 20.3% compared to 20.6%
     for the same period in 2004.

o    Net income rose 26% to $6.4 million compared to $5.1 million for the same period in 2004. Earnings per diluted share rose 29% to $0.44 compared to
     $0.34 for the same period in 2004, as diluted weighted average shares outstanding decreased to 14,637,000 from 15,021,000 for the same period in
     2004.

NINE MONTHS ENDED SEPTEMBER 30

o    Revenues for the nine months ended September 30, 2005 increased 21% to
     $158.5 million, compared to $130.9 million for the same period in 2004, due to increased enrollment and a 5% tuition increase effective for 2005.

o    Income from operations rose 15% to $51.6 million from $44.7 million for the same period in 2004. Operating income margin was 32.5%, compared to 34.1%
     for the same period in 2004 as the Company continues to invest for growth.

o    Net income rose 18% to $33.1 million compared to $28.0 million for the same period in 2004. Earnings per diluted share rose 21% to $2.23 compared to
     $1.85 for the same period in 2004, as diluted weighted average shares outstanding decreased to 14,792,000 from 15,092,000 for the same period in
     2004.

"We are pleased with our solid financial and student enrollment results for the third quarter," said Robert S. Silberman, Chairman and Chief Executive Officer
of Strayer Education, Inc. "The 16% enrollment growth for the fall term and the opening of our five new campuses in 2005 reflect our continued commitment to high-quality, accessible adult education. We are excited about the successful opening of our third Atlanta campus for the fall term and look forward to opening a total of eight new campuses in 2006."

BALANCE SHEET AND CASH FLOW

At September 30, 2005, the Company had cash, cash equivalents and marketable securities (a diversified, no load, short-term, tax exempt bond fund) of $112.3 million and no debt. The Company generated $34.9 million from operating activities in the first nine months of 2005. Capital expenditures were $9.7 million for the same period.

During the three months ended September 30, 2005, the Company spent $5.0 million for the repurchase of 50,391 shares of common stock at an average price of
$99.13 per share as part of a previously announced common stock repurchase authorization.

In the third quarter 2005, bad debt expense as a percentage of revenue remained unchanged at 2.5% compared to the same period in 2004. Days sales outstanding, adjusted to exclude tuition receivable related to future quarters, decreased to eight days at the end of the third quarter 2005, compared to nine days at the end of the same period in 2004.

STUDENT ENROLLMENT

Enrollment at Strayer University for the 2005 fall term increased 16% to 27,305 students compared to 23,539 students for the same term in 2004. For the 2005 fall term, as compared to the 2004 fall term, Strayer University's rate of growth of continuing students was 17% and its rate of growth of new students was
15%. Out-of-area online students increased 39%, while students taking 100% of their classes at Strayer University Online (including campus based students)
increased 29%. The total number of students taking any courses online (including students at brick and mortar campuses taking at least one online course) in the
2005 fall term increased to 18,087.

                               STUDENT ENROLLMENT

                                                               Fall        Fall       %
                                                               2004        2005     Change
                                                               ----        ----     ------

Campus Based Students:
     New Campuses (15 in operation 3 or less years)
         Classroom                                             1,174       2,164      84%
         Online                                                1,547       2,732      77%
                                                              ------      ------
     Total New Campus Students                                 2,721       4,896      80%
                                                              ------      ------

     Mature Campuses (20 in operation more than 3 years)
         Classroom                                            10,696      10,111      -5%
         Online                                                7,884       9,186      17%
                                                              ------      ------
     Total Mature Campus Students                             18,580      19,297       4%
                                                              ------      ------

Total Campus Based Students                                   21,301      24,193      14%

Online Based Students (out-of-area)                            2,238       3,112      39%
                                                              ------      ------

Total Students                                                23,539      27,305      16%
                                                              ======      ======

Total Students Taking 100% of Courses Online                  11,669      15,030      29%

Total Students Taking at Least 1 Course Online                14,347      18,087      26%

NEW CAMPUS OPENINGS

The Company announced today that it intends to open eight new campuses in 2006.
Of the planned eight campus openings, two are under construction in preparation for a winter term 2006 opening. One campus is in downtown Philadelphia,
Pennsylvania, the Company's fourth campus in that metropolitan area, and the other is in Wilmington, Delaware, the Company's first campus in that state.

FISCAL YEAR 2003 COHORT DEFAULT RATE

During the third quarter of 2005, the Company received notification from the
U.S. Department of Education that its Cohort Default Rate for fiscal year 2003
(the most recent annual period for which data is available) had declined to 2.7%
from 3.7% for the fiscal year 2002.

COMMON STOCK CASH DIVIDEND

The Company announced today that the Company's Board of Directors is increasing the Company's annual common stock dividend to $1.00 per share from $0.50 per share. This increase in annual dividend will result in a quarterly dividend payment of $0.25 per share. Accordingly, the Company's Board of Directors has declared that the Company will pay a quarterly common stock dividend of $0.25 per share on December 12, 2005 to shareholders of record as of November 28,
2005.

SHARE REPURCHASE PLAN

The Company announced today that the Company's Board of Directors amended the share repurchase program to authorize the repurchase of an additional $20 million in value of the Company's common stock over the next 14 months. As a result, the total remaining amount authorized for share repurchases under this program is now $40 million. These share repurchases, if made, will be in the form of open market purchases from time to time at the discretion of the
Company's management, depending on market conditions and other corporate considerations. The Company intends to effect such purchases, if any, in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended. This share repurchase program may be modified, suspended or terminated at any time by the Company without notice.

2005 BUSINESS OUTLOOK

Based on the strong enrollment growth announced for the 2005 fall term, offset by the increased expenses related to the accelerated opening of two new campuses for the winter 2006 term, the Company estimates fourth quarter 2005 diluted EPS will be in the range of $0.98 - $1.00. Based on its fourth quarter 2005 estimates, the Company expects its full year 2005 diluted EPS will be in the range of $3.21 - $3.23.

2006 BUSINESS MODEL

The Company announced that it intends to open eight new campuses in 2006, and that under the following enrollment growth assumptions, the Company would expect the following full year 2006 results before the impact of adopting FAS 123(R):

                  Enrollment:                  15% - 18% growth

                  Revenue:                     18% - 21% growth

                  Operating Margin:            32.5% - 33.0%

                  Diluted EPS:                 $3.75 - $3.90

                  Diluted Shares Outstanding:  14,750,000

As a result of adopting FAS 123(R), the Company estimates that it will incur additional compensation expense of approximately $4.2 million before tax, or approximately $0.18 per share after tax, without giving effect to any new grants of stock options or restricted shares that may occur in 2006.

STOCK-BASED COMPENSATION ACTIVITY

In the third quarter 2005, the Company granted 50,000 stock options which have an exercise price of $83.81 (the fair market value on the date of grant), vest in four years, and expire eight years from the date of grant. The Company also granted 4,500 shares of restricted stock which vest four years from the date of grant. The Company's stock price closed at $100.58 on the date of the restricted stock grant.

The following assumptions were used in the third quarter to estimate fair value as of the date of grant using the Black-Scholes option pricing model:

                                                     For the three months
                                                      ended September 30,
                                                      -------------------
                                                        2004       2005
                                                        ----       ----
    Dividend yield .................................    0.24%      0.48%
    Risk-free interest rate ........................    3.78%      3.99%
    Volatility .....................................     34%        34%
    Expected option term (years) ...................     6.1        6.1
    Weighted average fair value of options
      granted during the year ......................   $37.20     $32.50

The Company uses the intrinsic-value-based method of accounting for its stock option plan. Under this method, compensation expense is the excess, if any, of the quoted market price of the stock at grant date over the amount an employee must pay to acquire the stock. Had compensation expense been determined based on the fair value of the options at grant dates computed by the Black-Scholes methodology, the Company estimates net income and diluted net income per share would have been $5.5 million and $0.37 per share, respectively, for the three months ended September 30, 2005, and $31.0 million and $2.08 per share, respectively, for the nine months ended September 30, 2005.

CONFERENCE CALL WITH MANAGEMENT

Strayer Education, Inc. will host a conference call to discuss its third quarter
2005 earnings at 10:00 a.m. (ET) today. To participate on the live call, investors should dial (800) 289-0468 10 minutes prior to the start time. In addition, the call will be available via live Webcast over the Internet. To access the live Webcast of the conference call, please go to
www.strayereducation.com 15 minutes prior to the start time of the call to register. An archived replay of the conference call will be available at (888)
203-1112 (pass code 365652) starting at 1:00 p.m. (ET) today and will be available through Monday, October 31, 2005 and then archived at
www.strayereducation.com for 90 days.

Strayer Education, Inc. (Nasdaq: STRA) is an education services holding company that owns Strayer University and certain other assets. Strayer's mission is to make higher education achievable and convenient for working adults in today's economy. Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, information technology, education, and public administration to more than 27,000 working adult students at 37 campuses in 9 states in the eastern
United States and worldwide via the Internet through Strayer University Online.
Strayer

University is committed to providing an education that prepares working adult students for advancement in their careers and professional lives. Founded in
1892, Strayer University is accredited by the Middle States Commission on Higher
Education.

For more information on Strayer Education, Inc. visit www.strayereducation.com and for Strayer University visit www.strayer.edu.

This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation
Reform Act of 1995 (the "Reform Act"). The statements are based on the Company's current expectations and are subject to a number of uncertainties and risks. In connection with the Safe Harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company's actual results to differ materially. The uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher
Education Act, and the regulations thereunder, as well as state and regional regulatory requirements, competitive factors, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks associated with the acquisition of existing educational institutions, risks relating to the timing of regulatory approvals, our ability to implement our growth strategy, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the Company's annual report on Form 10-K and its other filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward looking statements.

                             STRAYER EDUCATION, INC.
              UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                     For the three months     For the nine months
                                                      ended September 30,     ended September 30,
                                                     ---------------------    --------------------
                                                       2004       2005          2004        2005
                                                      -------    -------      --------    --------

Revenues .........................................    $38,009    $47,087      $130,926    $158,489
Costs and expenses:
    Instruction and educational support ..........     14,889     18,084        46,613      56,575
    Selling and promotion ........................      9,159     13,009        21,564      30,325
    General and administration ...................      6,124      6,422        18,041      20,037
                                                      -------    -------      --------    --------
        Income from operations ...................      7,837      9,572        44,708      51,552
Investment and other income ......................        376        686         1,058       2,091
                                                      -------    -------      --------    --------
        Income before income taxes ...............      8,213     10,258        45,766      53,643
Provision for income taxes .......................      3,123      3,820        17,808      20,589
                                                      -------    -------      --------    --------
        Net income ...............................      5,090      6,438        27,958      33,054
Preferred stock dividends and accretion ..........         --         --         1,389          --
                                                      -------    -------      --------    --------
       Net income available to common stockholders    $ 5,090    $ 6,438      $ 26,569    $ 33,054
                                                      =======    =======      ========    ========
Net income per share:
    Basic ........................................    $  0.35    $  0.45      $   1.99    $   2.28
    Diluted ......................................    $  0.34    $  0.44      $   1.85    $   2.23
Weighted average shares outstanding:
    Basic ........................................     14,743     14,374        13,340      14,521
    Diluted ......................................     15,021     14,637        15,092      14,792

                             STRAYER EDUCATION, INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                       At December 31,   At September 30,
                                                                                             2004              2005
                                                                                      ----------------- -----------------
                                     ASSETS

Current assets:
   Cash and cash equivalents .........................................................      $  97,004       $  86,698
   Marketable securities available for sale, at fair value ...........................         25,753          25,637
   Income taxes receivable ...........................................................             --           2,792
   Tuition receivable, net of allowances for doubtful accounts of $1,301 and $1,488 at
     December 31, 2004 and September 30, 2005, respectively ..........................         41,669          58,223
   Student loans receivable - held for sale ..........................................             29              --
   Other current assets ..............................................................          3,679           3,712
                                                                                            ---------       ---------
        Total current assets .........................................................        168,134         177,062
Property and equipment, net ..........................................................         41,137          46,150
Restricted cash ......................................................................            500             500
Other assets .........................................................................            343             337
                                                                                            ---------       ---------
        Total assets .................................................................      $ 210,114       $ 224,049
                                                                                            =========       =========

                       LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable ..................................................................      $   4,971       $   7,140
   Accrued expenses ..................................................................          2,318           1,150
   Income taxes payable ..............................................................          6,060              --
   Unearned tuition ..................................................................         42,059          62,782
                                                                                            ---------       ---------
        Total current liabilities ....................................................         55,408          71,072
   Deferred income taxes .............................................................          1,077             214
   Long-term liabilities .............................................................          4,707           6,274
                                                                                            ---------       ---------
        Total liabilities ............................................................         61,192          77,560
                                                                                            ---------       ---------
Commitments and contingencies
Stockholders' equity:
   Common stock, par value $.01; 20,000,000, shares authorized; 14,669,487 and
      14,344,826 shares issued and outstanding at December 31, 2004 and
      September 30, 2005, respectively ...............................................            147             144
   Additional paid-in capital ........................................................        140,943         111,406
   Unearned compensation - restricted stock ..........................................             --            (434)
   Retained earnings .................................................................          7,983          35,593
   Accumulated other comprehensive income (loss) .....................................           (151)           (220)
                                                                                            ---------       ---------
        Total stockholders' equity ...................................................        148,922         146,489
                                                                                            ---------       ---------
        Total liabilities and stockholders' equity ...................................      $ 210,114       $ 224,049
                                                                                            =========       =========

                             STRAYER EDUCATION, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                               For the nine months ended September 30,
                                                              -----------------------------------------
                                                                          2004           2005
                                                                       -----------    -----------

Cash flows from operating activities:
  Net income .....................................................      $ 27,958       $ 33,054
  Adjustments to reconcile net income to net cash
       provided by operating activities:
       Amortization of deferred rent .............................           442            127
       Depreciation and amortization .............................         3,971          4,944
       Provision for student loan losses and indemnification .....          (182)           (98)
       Deferred income taxes .....................................           (69)           (45)
       Stock-based compensation ..................................            --             19
  Changes in assets and liabilities:
       Tuition receivable, net ...................................       (11,318)       (16,554)
       Other current assets ......................................          (762)           133
       Other assets ..............................................            25              6
       Accounts payable ..........................................           908          1,935
       Accrued expenses ..........................................          (344)        (1,168)
       Income taxes payable ......................................         6,271         (9,773)
       Unearned tuition ..........................................        12,807         20,723
  Deferred lease incentives ......................................           582          1,531
  Student loans originated .......................................        (1,088)          (673)
  Collections on student loans receivable and held for sale ......         1,235            709
                                                                        --------       --------
           Net cash provided by operating activities .............        40,436         34,870
                                                                        --------       --------
Cash flows from investing activities:
   Purchases of property and equipment ...........................        (7,631)        (9,739)
                                                                        --------       --------
           Net cash used in investing activities .................        (7,631)        (9,739)
                                                                        --------       --------
Cash flows from financing activities:
   Common stock dividends paid ...................................        (2,564)        (5,444)
   Preferred stock dividends paid ................................        (1,684)            --
   Repurchase of common stock ....................................       (36,772)       (29,993)
   Proceeds from exercise of stock options .......................        11,949             --
                                                                        --------       --------
           Net cash used in financing activities .................       (29,071)       (35,437)
                                                                        --------       --------
           Net increase (decrease) in cash and cash equivalents ..         3,734        (10,306)
Cash and cash equivalents - beginning of period ..................        82,089         97,004
                                                                        --------       --------
Cash and cash equivalents - end of period ........................      $ 85,823       $ 86,698
                                                                        ========       ========

Non-cash transactions:
  Purchases of property and equipment included in accounts payable      $    367       $    234